      As filed with the Securities and Exchange Commission on
                       August   , 1996
                              --
                  Registration No.
                                   -----------

=================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                         -----------------

                             FORM S-3
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


SOUTHERN UNION COMPANY         Delaware            75-0571592
    (Exact name of         (State or other       (I.R.S. Employer
Registrant as specified    Jurisdiction of        Identification
    in its Charter)        Incorporation or           Number)
                             Organization)

                504 Lavaca Street, Suite 800
                    Austin, Texas 78701
                      (512) 477-5852
 (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                      ----------------

      Dennis K. Morgan, Esq.              With a copy to:
Vice President - Legal and Secretary  Stephen A. Bouchard, Esq.
     SOUTHERN UNION COMPANY          Fleischman and Walsh, L.L.P.
  504 Lavaca Street, Suite 800       1400 Sixteenth Street, N.W.,
      Austin, Texas 78701                    Suite 600
        (512) 477-5852                  Washington, D.C. 20036
(Name, address, including zip code,        (202) 939-7911
 and telephone number, including
 area code, of agent for service
 for each registrant)

                       ------------------


  Approximate Date of Commencement of Proposed Sale to Public:
     As soon as practicable after the effective date of the
                   Registration Statement.

                       ------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

               CALCULATION OF REGISTRATION FEE

=================================================================
                                Proposed  Proposed
Title of Each                   Maximum   Maximum
  Class of                      Offering  Aggregate   Amount of
Securities to    Amount to be    Price    Offering   Registration
be Registered     Registered    Per Unit    Price         Fee
- -------------   --------------  --------  ---------- ------------
Common Stock    300,000 shares  $20.6875  $6,206,250 $  2,140.09
Total                                         *
=================================================================

* Established solely for the purpose of calculating the regis-tration fee pursuant to Rule 457(c), based upon the average of high and low prices of the Common Stock on August 20, 1996, as quoted by the New York Stock Exchange, Inc.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall there-after become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=================================================================

Information contained herein is subject to completion or amend-ment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        SUBJECT TO COMPLETION, DATED August   , 1996
                                            --

PROSPECTUS
- ----------

                    SOUTHERN UNION COMPANY
               Direct Common Stock Purchase Plan
                         ------------

Southern Union Company (the "Company") has instituted the Direct Common Stock Purchase Plan (the "Plan") for the purpose of providing the Company's shareholders, customers and others with a convenient method of purchasing shares of the Company's Common Stock. Participants in the Plan have the same rights and entitlements as other holders of the Company's Common Stock.

The shares of Common Stock purchased by Participants through the Plan may be acquired by the Plan through open market transactions or privately negotiated transactions, including purchases from the Company's Stock Dividend Sale Plan, or they may be acquired from the Company, as Treasury Stock or as newly issued Authorized Shares. The Share Price of shares acquired in open market trans-actions for a particular Investment Date shall be the prevailing market price on such Investment Date. The Share Price for shares purchased in privately negotiated transactions for a particular Investment Date, other than transactions with the Company's Stock Dividend Sale Plan, shall be the prices negotiated therefor at the Administrator's discretion paid by the Plan for such shares. Shares purchased from the Stock Dividend Sale Plan for a particu-lar Investment Date shall have a Share Price equal to the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on the date on which such shares are acquired by the Plan or, if the Plan acquires such shares on a day other than a Trading Day, the average of the high and low sales prices for the Common Stock on such exchange on the immediately pre-ceding Trading Day. Shares purchased by the Plan from the Com-pany, either from Treasury Shares or newly issued Authorized Shares shall be acquired for a particular Investment Date at a Share Price equal to the five-day average of the daily average of the high and low sales prices for the Common Stock on the New York Stock Exchange for the five Trading Days prior to such Investment Date. If shares of Common Stock are acquired for a specific Investment Date from more than one source, the average Share Price for such shares shall equal the weighted average of Share Prices for all shares acquired for such Investment Date.

No stock certificates will be issued as shares are purchased under the Plan but such certificates will be held in the name of the Administrator or its nominee. Stock dividends distributed on shares held in the Plan will be issued in certificated form in the name of the Administrator or its nominee. The Administrator will then credit each Participant's Plan Account appropriately. The Plan will provide for safeguarding and accounting for shares in a Participant's Plan Account. Shareholders who wish to have certificates issued in their names may withdraw the subject shares from participation in the Plan and obtain certificates from the Administrator.

The First National Bank of Boston is the Administrator of the Plan and will act as an agent for the Plan's Participants. In purchasing shares for Participants, the Administrator may arrange purchases of Common Stock as described above, provided that the Company may require the Administrator to make purchases of Common Stock from Treasury Stock or Unissued Shares for specific Invest-ment Dates.

The Company's Common Stock is currently listed on the New York Stock Exchange under the symbol SUG. On August 20, 1996, the closing sales price of the Common Stock on the New York Stock Exchange was $20 5/8. See "Price Range of Common Stock and Dividends" herein.

                         --------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-MISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         --------------

        The date of this Prospectus is August   , 1996.
                                              --

                    AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement, of which this Prospectus is a part, on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits filed therewith or incorporated therein by reference for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information concerning the Company may be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following SEC Regional Offices: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500
West Madison Street, Chicago, Illinois  60661-2511.   Such
reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange ("NYSE"), on which the Company's Common Stock is listed, at 20 Broad Street, New York, New York 10005.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company (File No. 1-6407) with the SEC pursuant to the Exchange Act are incorporated by reference herein and are by such reference made a part hereof:

1.  Annual Report on Form 10-K for the fiscal year ended June 30,
    1995 (the "1995 Form 10-K").

2.  Quarterly Reports on Form 10-Q for the quarters ended
    September 30, 1995, December 31, 1995 and March 31, 1996.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement hereto shall be deemed to be modified or superseded for purposes of such document to the extent that a statement contained herein or therein (or in any other subse-quently filed document that also is or is deemed to be incor-porated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement hereto.

The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the fore-going documents incorporated herein by reference, other than exhibits to such documents. Such requests should be directed to George E. Yankowski, Treasurer and Director of Investor Rela-tions, Southern Union Company, at 504 Lavaca Street, Suite 800, Austin, Texas 78701, telephone (512) 477-5852.

                      SOUTHERN UNION COMPANY

The Company's principal line of business is the distribution of natural gas as a public utility through two divisions, Southern Union Gas Company and Missouri Gas Energy. Southern Union Gas Company serves approximately 497,000 residential, commercial, industrial, agricultural and other customers in Texas (including the cities of Austin, Brownsville, El Paso, Galveston and Port Arthur). Missouri Gas Energy, acquired on January 31, 1994, serves approximately 471,000 customers in central and western Missouri (including the cities of Kansas City, St. Joseph, Joplin and Monett).

The Company was incorporated under the laws of the State of Delaware in 1932. The Company's corporate headquarters are located at 504 Lavaca Street, Suite 800, Austin, Texas 78701, and its telephone number is (512) 477-5852.

                   DESCRIPTION OF THE PLAN

PURPOSE

The Company created the Plan to provide its customers, current shareholders and other interested persons a convenient and economical way to make initial investments and increase current investments in the Company by purchasing shares of Common Stock through the Plan. All Participants in the Plan have the same rights and privileges as non-Participant shareholders of the Company, including the right to receive shareholder corres-pondence and to vote their shares on issues submitted by the Company's Board of Directors to the Company's shareholders.

SOURCES OF SHARES

Shares of Common Stock purchased by Participants under the Plan may be acquired by the Plan in open market transactions or through privately negotiated purchases (including purchases from the Company's Stock Dividend Sale Plan), or they may be acquired directly from the Company, either from Treasury Stock or Unissued Shares.

DEFINITIONS

Administrator: The bank or trust company (or other entity) appointed by the Company to act as administrator of the Plan.
The current Administrator is The First National Bank of Boston.

Authorized Shares: The number of shares of stock which the Com-pany's Amended and Restated Certificate of Incorporation authorizes the Company to issue, previously unissued shares of which may be issued by the Company to the Plan.

Beneficial Owner: A Person who owns Common Stock held in street name or otherwise in the name of a nominee or other third Person.

Common Stock: The Company's Common Stock, par value $1.00 per share.

Dividend: A distribution of corporate earnings made to share-holders in the ordinary course of business in the form of cash or stock.

Dividend Payment Date:  A date declared by the Company's Board of
Directors on which Dividends are paid to the holders of shares of Common Stock.

Dividend Record Date: The date declared by the Company's Board of Directors on which a person or entity must be a registered shareholder of Common Stock in order to receive a particular
Dividend.

Enrollment Form: The form that a Person must complete to become a Participant in the Plan.

Fractional Share:  A fractional interest in a share of Common
Stock credited to a Participant's Plan Account.

Initial Investment: The initial purchase of Common Stock under the Plan by a Participant, provided that a Company shareholder owning certificated shares who transfers any of such shares to a Plan Account shall not be subject to this requirement.

Investment Date:  The fifth (5th) and twentieth (20th) days of
                      -----------     ----------------
each month, or the next Trading Day if any such day is not a Trading Day on which the Administrator will purchase Common Stock pursuant to the Plan.

Investments: Payments provided by a Participant for investment in additional Common Stock shares under the Plan, subject to cer-tain minimums and maximums.

Medallion Signature Guarantee: A signature guarantee provided by a Stock Transfer Association-approved guarantor institution.

Participant: An eligible Person currently properly enrolled in the Plan pursuant to applicable procedures developed by the Company and the Administrator.

Person: A person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, or an unincorporated organization, business, association, firm, or joint venture.

Plan: The Company's Direct Common Stock Purchase Plan, as described in this Prospectus.

Plan Account:  The active account of a Participant in the Plan.

Share Price: The average price per share of Common Stock acquired with respect to a particular Trading Day.

Trading Day: A business day on which the New York Stock Exchange is open for trading and during which shares of Common Stock are traded thereon.

Treasury Shares or Treasury Stock:  Shares of Authorized and
Issued Common Stock owned by the Company.

Unissued Shares: Shares of Common Stock authorized by the Com-pany's Restated Certificate of Incorporation that are not issued or outstanding.

CERTAIN PLAN FEATURES

* A person not presently owning shares of Common Stock may become a Participant by making an Initial Investment of not
                                     -------------------------
   less than $250 and not more than $100,000 to purchase shares
   --------------              -------------
   under the Plan. Initial Investments may be made by check or money order.

* Participants may make periodic purchases of Common Stock through the Plan up to two times every calendar month, coin-cident with Investment Dates. The minimum amount for any one Investment is $50, and a Participant's total Investments under the Plan may not exceed $100,000 in any single calendar year. Investments may be made by check, money order, or automatic deduction from a designated bank account.

* Participants will pay the following types of fees for par-ticipation in the Plan and transactions conducted by the Administrator on behalf of the Participant: (i) a one-time administrative fee upon opening a Plan Account (currently $5.00 per new Plan Account); (ii) an investment transaction fee for each purchase or sale transaction (currently equal to the lesser of 5% of the gross cash invested or $2.50 for each investment transaction, but not less than $1.00);
   (iii) a termination transaction fee for each withdrawal of shares from a Plan Account (currently $10.00 per with-drawal); and (iv) applicable brokerage commissions per share on each purchase or sale transaction.

* Shares held under the Plan will be voted according to the instruction of Participants. Participants will receive all shareholder correspondence and otherwise enjoy the same rights and privileges as the Company's non-Participant shareholders.

* Funds invested as Initial Investments and Investments in the Plan are fully invested through the purchase of whole shares and Fractional Shares of Common Stock.

* The Plan offers a share safekeeping service, at no charge, whereby Participants may deposit their Common Stock certifi-cates with the Administrator. Ownership records of the Common Stock held for a Participant's Plan Account are maintained by the Administrator.

* Participants may make transfers or gifts of Common Stock from their Plan Accounts to new or existing Plan Accounts. When a Participant transfers or gives shares of Common Stock to a Person without a Plan Account, an account will be opened for such Person, who will then enjoy full Plan benefits. No transfers or gifts from a Plan Account may be made in Frac-tional Shares, unless all shares and Fractional Shares of Common Stock in such Plan Account are transferred.

* Following any activity in a Participant's Plan Account, the Participant will receive a transaction statement reflecting amounts invested, stock Dividends received, Share Prices of purchases and sales, shares purchased, total shares accumu-lated, and other information relating to the status of Common Stock in such Participant's Plan Account. In addition to transaction statements, Participant's who hold shares in a Plan Account will receive a summary report annually.

* The Share Price for shares purchased or sold under the Plan is determined by a formula as described under "Source and Price of Shares" herein and, as a result, the Share Prices at which shares of Common Stock will be purchased for Plan Accounts cannot be guaranteed. ACCORDINGLY, EACH PARTICIPANT BEARS ALL RISK OF LOSS THAT MAY RESULT FROM MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK AND NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN GUARANTEE THAT SHARES PURCHASED UNDER THE PLAN WILL, AT ANY TIME, BE WORTH MORE OR LESS THAN THEIR PUR-CHASE PRICE.

* Upon distribution of stock Dividends by the Company, frac-tional shares attributable to any Plan shares or certifi-cated shares owned by a participant will be credited to the Participant's Plan Account.

ADMINISTRATION

The First National Bank of Boston, the current Administrator of the Plan, purchases and holds shares of Common Stock acquired under the Plan, sells shares, keeps records, sends statements of account activity to Participants, and performs other administra-tive duties related to the Plan. Participants may contact the Administrator by writing to:

For Overnight or
Hand Delivery                   For Mail
- ----------------                --------
  The First National Bank        The First National Bank
    of Boston                      of Boston
  150 Royall Street              Post Office Box 1681,
  M.S. 45-01-06                  M.S. 45-01-06
  Canton, Massachusetts 02021    Boston, Massachusetts 02105-1681

or by telephoning the Administrator at (800) 736-3001 between 9:00 a.m. and 4:00 p.m. Eastern Time.

ELIGIBILITY

Any Person, whether or not a registered holder of shares of Com-mon Stock, is eligible to participate in the Plan, provided that:
(i) such Person has received a current Prospectus; (ii) such Per-son completes, signs, and delivers to the Administrator an Enrollment Form in the manner described under the caption "Enrollment Procedures" below; and (iii) in the case of Persons who are citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company or such Person.

ENROLLMENT PROCEDURES

After being furnished a copy of this Prospectus, any eligible applicant may enroll in the Plan by completing and signing an Enrollment Form and returning it to the Administrator. Enroll-ment Forms are available upon request from the Administrator.
Any current shareholder of Common Stock who wishes to participate in the Plan should sign the Enrollment Form exactly as such Per-son's name appears on the Company's stock transfer book or, in the case of a holder of certificated shares, on the stock cer-tificate(s) representing such shareholders' share(s) of Common Stock, and submit the completed Enrollment Form and any share certificates he or she wishes to be held by the Plan. Share certificates should only be sent by overnight courier service or insured registered mail. Any eligible applicant who is not a current holder of Common Stock must include a minimum Initial Investment of at least $250, but not more than $100,000, by check or money order, with a completed Enrollment Form. See "Initial and Subsequent Investments" below.

Any Participant may change the level of investment in the Plan by following the procedures described under the caption "Methods of Investment" below. A Participant may continue to hold certifi-cates representing shares of Common Stock held outside of the Plan, in which case the shares of Common Stock represented by such certificates will not be considered part of the Plan Account, or the applicant may elect to deposit such share certificates with the Administrator through the Plan's share safekeeping service. See "Share Safekeeping" herein.

Enrollment Forms will be processed as promptly as possible after receipt by the Administrator. Participation in the Plan will begin after a properly completed Enrollment Form has been reviewed and accepted by the Administrator.

Any Beneficial Owner of Common Stock registered in the name of another Person, such as a broker or other nominee, may partici-pate in the Plan by making arrangements with such Person to have a certificate issued to the Beneficial Owner, and following the enrollment procedure described above.

INITIAL AND SUBSEQUENT INVESTMENTS

For applicants who are not already record holders of Common Stock, an Initial Investment of at least $250, and not more than $100,000, in the form of a check or money order, must be included with the completed Enrollment Form and returned to the Adminis-trator.

Participants may make Investments by check or money order, or they may request automatic transfers of funds from a designated bank account. Investments must be at least $50 for any single investment, and the maximum amount of Investments allowed in any calendar year is $100,000. There is no obligation to make an Investment at any time, and subject to the foregoing minimum, the amounts of individual Investments may vary according to the wishes of the Participant.

Initial Investments and Investments must be received by the Administrator no later than two (2) business days prior to an Investment Date to be deemed an Investment or Initial Investment for such Investment Date. Otherwise, the Initial Investment or Investment will be held by the Administrator and invested on the next designated Investment Date. Upon a Participant's written request received by the Administrator no later than two (2) busi-ness days prior to the applicable Investment Date, an Initial Investment or Investment not already invested under the Plan will be canceled and returned to the Participant, as appropriate. No refund of a check or money order will be made until the funds represented thereby have been actually received by the Adminis-trator. Accordingly, such refunds may be delayed several days from the original date of the cancellation request. NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVEST-MENT OR REFUND.

METHODS OF INVESTMENT

Check or Money Order Investment: Initial Investments and Invest-ments may be made by check or money order payable in United States dollars to: The First National Bank of Boston/Southern Union Company. Investments sent by mail must be mailed to the Administrator together with the Enrollment Form or, once enrolled, by using the tear-off portion of the account statement sent to Participants. The Investment must be received by the Administrator no later than two (2) business days prior to an Investment Date to be invested on that Investment Date.

Automatic Investment from Designated Bank Account: Participants may make Investments through automatic monthly transactions of a specified amount (not less than $50 per transaction and not more than a total of $100,000 per calendar year) through an Automated Clearing House "ACH" withdrawal from a designated United States bank account.

To initiate automatic monthly deductions, the Participant must complete and sign an Automatic Deduction Form and return it to the Administrator together with a voided blank check for the account from which funds are to be drawn. An Automatic Deduction Form will be provided with Enrollment Forms or can otherwise be obtained from the Administrator. Forms will be processed and will become effective as promptly as practicable.

Once automatic deductions are initiated, funds will be drawn from the Participant's bank account on the 25th day of each month. If the 25th day is not a business day for Participant's bank, the Participant's bank will be debited on the next succeeding busi-ness day. Funds drawn from the Participant's bank account will be invested on the following Investment Date.

Participants may change or terminate automatic monthly deductions by submitting a properly completed, signed Automatic Deduction Form to the Administrator or by providing signed written instruc-tions to the Administrator. To be effective with respect to a particular Investment Date, however, the Form or written instruc-tions must be received by the Administrator at least ten (10) business days preceding the ACH withdrawal date for such Invest-ment Date.

Dividends: Participants will be entitled to receive Dividends on stock purchased under the Plan on the same basis as non-Participant shareholders. The Company's current policy is to pay regular stock dividends of approximately five percent (5%) annually. Stock dividends on Plan shares will be accumulated and cash dividends reinvested as described at "Dividends" herein of this Prospectus.

SOURCE AND PRICE OF SHARES

Source: To fulfill Plan requirements, the Administrator may purchase or sell shares of Common Stock in the open market or in privately negotiated transactions, including purchases from the Company's Stock Dividend Sale Plan, subject to such terms as it may accept. The Administrator may also purchase shares from the Company, in the forms of Treasury Stock or previously unissued Authorized Shares. The Administrator may commingle each Partici-pant's funds with those of other Participants for the purpose of executing purchases. (See "Price" below.)

The Administrator will purchase shares of Common Stock as soon as practicable beginning on the relevant Investment Date and shall complete such purchase of shares for such Investment Date no later than thirty (30) days after such Investment Date, unless inconsistent with applicable federal securities laws or other government or stock exchange regulations. The Administrator will sell shares of Common Stock on a daily basis, and no later than five business days after receipt of a request for sale from the Participant.

Price: Shares of Common Stock purchased or sold in the open mar-ket by the Plan for Participants with respect to a particular Investment Date will be credited to such Participants' accounts at the prevailing market price for all shares purchased or sold, as appropriate, on the open market with respect to such Trading Day. Participants who buy or sell shares will be charged the transaction fees described under "Certain Plan Features" herein. The Share Price of shares purchased or sold in privately nego-tiated transactions (other than purchases from the Company's Stock Dividend Sale Plan) shall be the prices negotiated therefor at the Administrator's discretion and paid by the Plan for such shares; provided that, for shares purchased from the Company's Stock Dividend Sale Plan, the Share Price shall equal the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on the date on which such purchase is consum-mated or, if the sale is not consummated on a Trading Day, the average of the high and low sales prices quoted for the Common Stock on the New York Stock Exchange on the immediately pre-ceding Trading Day.

The Share Price of shares purchased under the Plan that are sold from the Company's Treasury Stock or issued from the Company's Unissued Shares will be calculated by computing the five (5)-day average of the daily average of the high and low sales prices of the Common Stock on the New York Stock Exchange for the five (5) Trading Days prior to the relevant Investment Date.

GIFT/TRANSFER OF SHARES WITHIN THE PLAN

If a Participant wishes to transfer the ownership of all or part of his or her shares held under the Plan to the Plan Account of another Person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing a properly com-pleted Gift/Transfer Form to the Administrator or otherwise pro-viding signed written instructions to the Administrator. Transfers of less than all of the Participant's shares of Common Stock must be made in whole share amounts. No Fractional Shares may be transferred unless all shares and Fractional Shares of Common Stock in a Participant's Plan Account are transferred. Requests for transfer are subject to the same requirements that are applicable to the transfer of Common Stock certificates, including the requirement of a Medallion Signature Guarantee. Gift/Transfer Forms are available upon request from the Adminis-trator. Shares so transferred will continue to be held by the Administrator under the Plan. If the transferee is not already a Participant, a Plan Account will be opened in the name of the transferee, and the transferee will be enrolled automatically in the Plan.

The transferee will receive a Statement of Account, after the Investment Date immediately following the transfer of shares to the transferee's Plan Account, reflecting the number of shares transferred to and held in the transferee's Plan Account.

CERTIFICATES FOR SHARES

Shares of Common Stock purchased and held under the Plan will be held by the Administrator in its name or the name of its nominee. The number of shares (including any Fractional Share) credited to a Participant's Plan Account will be reflected on the Partici-pant's Statement of Account. Participants may obtain stock cer-tificates for all or part of the whole shares of Common Stock held in their Plan Accounts by making a signed written request to the Administrator. Shares that are certificated from a Partici-pant's Plan Account shall be deemed to be removed from such Plan Account.

Except as described under the caption "Gift/Transfer of Shares
Within the Plan" above, shares of Common Stock held by the Administrator for a Participant's Plan Account may not be pledged or assigned.

DIVIDENDS

Currently, the Company's policy is to pay regular stock Dividends of approximately five percent (5%) annually. A stock Dividend distributed on Common Stock held in the Plan shall be issued in certificated form to the Administrator or its nominee, and the Administrator shall credit each Participant's Plan Account with a pro rata amount of the shares so distributed, consistent with each Participants' holdings in the Plan on the Dividend Record Date for such Dividend. In the event that the Company pays a cash Dividend, such Dividend shall be paid to the Administrator or its nominee for shares held in Plan Accounts as of the Divi-dend Record Date. The Administrator shall reinvest such cash Dividend in shares of Common Stock and apportion the Common Stock so acquired among the Participants' Plan Accounts based upon the shares held by Participants on the Dividend Record Date for such cash Dividend. These purchases will be subject to the transac-tion fees described under "Certain Plan Features" above.

REPORTS TO PARTICIPANTS

After each Investment Date on which a transaction occurs in a Participant's Plan Account, such Participant will receive a Statement of Account reflecting the amount invested; the amount of Dividends received; the Share Price applicable to the purchase or sale price of shares of Common Stock for a transaction; the number of shares of Common Stock purchased, deposited, sold, transferred or withdrawn; the total shares of Common Stock accumulated; and other information. The statement will consoli-date information on all shares held for a Participant's Plan Account and other shares registered in the Participant's name. Each Participant is responsible for retaining these statements in order to establish, for tax purposes, the cost basis of shares purchased under the Plan. Current information will be available from the Administrator at no charge but a fee may be charged by the Administrator for supplying information, if available, relating to previous tax years.

Each Participant will receive all communications sent to the other holders of shares of Common Stock including annual reports to shareholders and notices of the annual meeting with the accompanying proxy materials. In addition, each Participant will receive an Internal Revenue Service information form for reporting Dividend income received during the calendar year and information regarding sales of stock from Plan Accounts, if applicable.

All Participant notices, statements and reports from the Adminis-trator will be addressed to the Participant at the latest address on record with the Administrator. Participants should promptly notify the Administrator in writing of any change of address.

SHARE SAFEKEEPING

At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to
                                ----------------------------
deposit any Common Stock certificates in their possession with
- --------------------------------------------------------------
the Administrator.  Shares deposited will be transferred into the
- -----------------
name of the Administrator or its nominee and credited to the Participant's Plan Account. Therefore, such shares will be treated in the same manner as shares purchased through the Plan.

By using the Plan's share safekeeping service, Participants no
             -------------------------------------------------
longer bear the risks associated with loss, theft, or inadvertent
- -----------------------------------------------------------------
destruction of Common Stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or conveniently sold through the Plan.

Participants who wish to deposit Common Stock certificates with the Administrator should contact the Administrator for instruc-tions. When mailing Common Stock certificates to the Adminis-trator, a Participant bears the risk of loss in transit. Accordingly, a Participant should determine the method of delivery to be used to ensure safe delivery to the Administrator.

SALE OF SHARES

Participants may instruct the Administrator to sell any number of
                 ------------------------------------------------
whole shares of Common Stock held in their Plan Accounts by
- -----------------------------------------------------------
giving written instructions to the Administrator.  The Adminis-

- ---------------------------
trator will make the sale within five business days following receipt of the request. For any sale of shares from a Plan Account, brokerage commission, fees and other applicable charges shall be deducted by the Administrator from the proceeds of such sales. A request to sell all shares of Common Stock held in a Participant's Plan Account will be treated as a withdrawal from the Plan, resulting in the closure of such Plan Account. Any applicable brokerage fees will be deducted from the proceeds of the sale of such shares.

CLOSING A PLAN ACCOUNT

A Participant may close a Plan Account at any time by completing the information on the reverse side of his/her Statement of Account or otherwise by providing signed written instructions to the Administrator. In addition, when a Participant requests that any shares held in his/her Plan Account be certificated, such certificated shares will be removed from the Plan Account. See "Certificates for Shares" above.

To avoid potential abuses of the economies offered in connection with sales of shares of Common Stock through the Plan (e.g., excessive closing and reopening of accounts), the Company will not permit Participants who terminate their Plan Accounts to reenroll in the Plan until twelve (12) months after such termina-tion.

REENROLLMENT IN PLAN

No Investment may be made after participation in the Plan has been terminated. In order to resume participation, a former Participant must reenroll in the Plan subject to the twelve (12)- month provision described under the caption "Closing A Plan Account" above. The Company and the Administrator reserve the right to deny any reenrollment application.

TAX CONSEQUENCES

Because the tax consequences to individual Participants vary, the Participant should consult a tax advisor for advice regarding income and expenses attributable to any Plan Account.

The Company believes the following is an accurate summary of the federal tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every situation that could result from participation in the Plan and, therefore, Participants are advised to consult their tax advisors with respect to the tax consequences (including federal, state, local, and other tax laws and United States tax withholding laws) applicable to their particular situations.

For federal income tax purposes, the cost basis of any shares acquired through the Plan will be the price at which the shares are credited by the Administrator to the account of the Partici-pant as described in the section entitled "Source and Price of Shares." The amounts paid for brokerage commissions are includable in the cost bases of shares purchased. The informa-tion sent to Participants and the Internal Revenue Service at year-end, if so required, will reflect amounts paid on the behalf of Participants.

Distribution of stock dividends will result in dilution of the Participant's tax basis in the stock yielding such dividends. Fractional stock Dividends on stock held under the Plan will be accumulated and no cash in lieu of fractional dividends will be distributed.

These rules may not be applicable to certain Participants in the Plan, such as tax-exempt entities (e.g., pension funds and indi-vidual retirement accounts) and foreign shareholders. These particular Participants should consult their tax advisors con-cerning the tax consequences applicable to their situations.

It is important that each Participant include a correct tax identification number on his or her Enrollment Form.

OTHER INFORMATION

Stock Split, Stock Dividend or Rights Offering: Any Dividend in Common Stock or split shares distributed by the Company or shares held by the Administrator or its nominee for a Participant's Plan Account will be distributed to the Administrator or its nominee. Such shares will be credited to the Plan Accounts of Participants based upon the number of shares held by Participants on the Divi-dend Record Date or the record date for a stock split, as appli-cable. Stock Dividends or split shares distributed on shares registered in a Participant's name and held in certificated form will be mailed directly to the Participant in the same manner as to shareholders who are not Participants in the Plan.

In the event of a rights offering, each Participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in such Participant's name and the total number of whole shares held in such Partici-pant's Plan Account.

Voting of Plan Shares:  Shares held in a Participant's Plan
Account may be voted in person or pursuant to the proxy received by the Participant prior to any meeting of the Company's share-holders.

Limitation of Liability: Neither the Company nor the Administra-tor (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good-faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a Par-ticipant's account upon a Participant's death or with respect to the prices or times at which shares are purchased or sold for Participants. Participants cannot waive federal securities law liability.

Change or Termination of the Plan: In its sole discretion, the Company may suspend, modify, or terminate the Plan at any time in whole, in part, or with respect to Participants in one or more jurisdictions. Notice of such suspension, modification, or termination will be sent to all Participants. No such event will affect any shares then credited to a Participant's Plan Account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected Partici-
- -------------------------------------------------------------
pant's Plan Account will be issued and mailed to the Participant
- ----------------------------------------------------------------
along with a check for any Fractional Share.  Fractional Shares
- -------------------------------------------
will be valued at the closing sale on the day on which the Plan is terminated or, if the date of termination is not a Trading Day on the immediately preceding Trading Day.

Termination of Individual Participation: In their sole discre-tion, the Company and the Administrator reserve the right to
                                                    --------
terminate the Plan Account of any Participant after advance
- -----------------------------------------------------------
written notice is mailed to the Participant at the address
- -------------------------------------------
appearing on the Administrator's records. A Participant whose Plan Account has been closed will receive a certificate for the whole shares held in such Plan Account and a check for the cash value of any Fractional Share held in such Plan Account.

                        USE OF PROCEEDS

The Company is unable to predict the number of shares of Common Stock that will ultimately be sold under the Plan, the prices at which such shares will be sold, or the number of such shares, if any, that will be sold by the Company from shares held by the Company as Treasury Stock or from the Company's Unissued Shares. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. To the extent that shares of Common Stock are sold from shares held by the Company as Treasury Stock or from the Company's Unissued Shares, the proceeds of such sales will be added to the general funds of the Company and will be used for working capital, capital expendi-tures, and other general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

The Common Stock is listed on the New York Stock Exchange under the symbol "SUG." The following table sets forth for the periods indicated the high and low sales prices on the New York Stock Exchange Composite Tape, as adjusted for the following: the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994, the four-for-three stock split dis-tributed in the form of a 33 % stock dividend on March 11, 1996; the 5% stock Dividend distributed on June 30, 1994; and the 5% stock Dividend distributed on November 27, 1995.

                                     HIGH      LOW

       1995
         First Quarter..........    13.13     11.88
         Second Quarter.........    13.00     11.75
         Third Quarter..........    12.75     11.13
         Fourth Quarter.........    13.75     11.75

       1996
         First Quarter..........    13.88     12.38
         Second Quarter.........    19.88     12.63
         Third Quarter..........    22.38     16.75
         Fourth Quarter.........    25.50     20.25

On August 20, 1996, the closing sales price of the Common Stock on the New York Stock Exchange Composite Tape was $20 5/8 per share.

The Company's current policy is to pay regular stock Dividends of approximately five percent (5%) annually. The most recent regu-lar stock Dividend was a five percent (5%) stock Dividend dis-tributed on November 27, 1995, to shareholders of record as of November 15, 1995. The payment of Dividends in the future and the amount of such payments, if any, will depend upon the Com-pany's earnings and such other factors as the Board of Directors deems relevant. Common Stock prices as shown in the foregoing table shall not be interpreted as a prediction of future prices for the Common Stock.

Under the provisions of the Company's debt agreements, the Com-pany's total debt capacity and right to pay cash Dividends are limited. See Management's Discussion and Analysis of Financial Conditions and Results of Operations, item 7 of the 1995 Form 10-K.

                  DESCRIPTION OF SECURITIES

The authorized capital stock of Southern Union consists of 1,500,000 shares of preferred stock, without par value ("Pre-ferred Stock"), and 50,000,000 shares of Common Stock, par value $1.00 per share, of which no shares of Preferred Stock and 16,223,667 shares of Common Stock were issued and outstanding at June 30, 1996.

DESCRIPTION OF COMMON STOCK

The holders of Common Stock will be entitled to one vote for each share on all matters voted on by shareholders of Southern Union. With the exceptions of director elections in which shareholders may cumulate their votes and cases in which Southern Union's board has provided otherwise with respect to any series of Pre-ferred Stock, the holders of such shares will possess all voting power. The Restated Certificate of Incorporation (the "Certifi-cate") provides for cumulative voting for the election of direc-tors. Subject to any preferential rights of any outstanding series of Preferred Stock designated by the board of directors of Southern Union from time to time, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by the board of directors of Southern Union from avail-able funds, and upon liquidation will be entitled to receive pro rata all assets of Southern Union available for distribution to such holders.

No holder of any class or series of any class of Southern Union capital stock has any preemptive right to subscribe to any securities of Southern Union.

The transfer agent and registrar for the Common Stock is The
First National Bank of Boston.

DESCRIPTION OF PREFERRED STOCK

The Preferred Stock may be divided into and issued in series and with such designations, relative rights and are currently out-standing, and Southern Union does not presently contemplate the issuance of any shares. However, any shares of Preferred Stock issued in the future would rank prior to the Common Stock with respect to dividend rights and rights upon liquidation and could have rights which would dilute the voting power and equity of the holders of he Common Stock.

                      PLAN OF DISTRIBUTION

The Common Stock being offered hereby is offered pursuant to the
                                                          ------
Plan, the terms of which provide that the purchase of shares of
- ----
Common Stock may be made from the Company, either from Treasury
                                  -----------------------------
Stock or Unissued Shares through privately negotiated transac-
- -------------------------------------------------------------
tions, including purchases from the Company's Stock Dividend Sale
- -----------------------------------------------------------------
Plan, or through other purchases in the open market.  The Company
- ----
may direct the Administrator from time to time to make purchases of Common Stock for the Plan with respect to specific Investment Dates from Treasury Stock or Unissued Shares. The primary con-sideration in determining the source of shares of Common Stock to be used for purchases under the Plan will be dependent upon, among other things, the Company's need to increase equity capi-tal. If the Company does not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain the Company's targeted capital structure, shares of Common Stock purchased for Participants under the Plan will be purchased on the open market, through privately nego-tiated transactions, and from the Company's Stock Dividend Sale Plan.

                   VALIDITY OF SECURITIES

The validity of the Common Stock offered hereby will be passed upon for the Company by Fleischman and Walsh, L.L.P., Washington,
D. C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company. Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of Common Stock that, in the aggregate, represent less than two percent (2%) of the shares of Common Stock outstanding.

                          EXPERTS

The consolidated balance sheets as of June 30, 1995 and 1994 and the consolidated statements of operations and cash flows for each of the three years in the periods ended June 30, 1995 and 1994 and December 31, 1993 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph concerning a change in accounting method, of Coopers & Lybrand L.L.P., given on the authority of that firm as experts in accounting and auditing.

                        -------------

- -------------------------------   -------------------------------

No dealer, salesperson or other
individual has been authorized
to give any information or to
make any representations other
than those contained or incor-
porated by reference in this
Prospectus in connection with
the offer made by this Prospec-
tus and, if given or made, such
information or representations
must not be relied upon as

having been authorized by the
Company or the Administrators.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall under any cir-
cumstance create an implica-
tion that there has been no
change in the affairs of the
Company subsequent to the date
hereof.  This Prospectus does
not constitute an offer or
solicitation by anyone in any
state in which such offer or
solicitation is not authorized         SOUTHERN UNION COMPANY
or in which the person making
such offer or solicitation is
not qualified to do so or to
anyone to whom it is unlawful
to make such offer or solici-
tation.

     -----------------

     TABLE OF CONTENTS

                           Page

Available Information.....
Incorporation of Certain
  Documents by Reference..
Southern Union Company....
Description of the Plan...               Direct Common Stock
    Purpose...............                  Purchase Plan
    Sources of Shares.....
    Definitions...........
    Certain Plan Features.
    Administration........
    Eligibility...........
    Enrollment Procedures.
    Initial Investments
      and Investments.....
    Methods of Investment.
    Source and Price of
      Shares..............
    Individual Retirement
      Account..............
    Gift/Transfer of Shares
      Within the Plan......
    Certificates for Shares                  ----------
    Dividends..............
    Reports to Participants                  PROSPECTUS
    Share Safekeeping......
    Sale of Shares.........                  ----------
    Closing a Plan Account.
    Reenrollment in Plan...
    Tax Consequences.......
    Other Information......
Use of Proceeds............
  Price Range of Common
    Stock and Dividends....
Description of Securities..
    Description of Common
      Stock................
    Description of Pre-                     August   , 1996
      ferred Stock.........                        --
Plan of Distribution.......
Validity of Securities.....
Experts....................

- -------------------------------   -------------------------------

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

   Securities and Exchange Commission Filing Fee......   $ 2,140
   Administrator's Expenses...........................         *
   Printing and Engraving Fees........................     4,000
   Accounting Fees and Expenses.......................         *
   Legal Fees and Expenses............................     7,500
   Miscellaneous......................................         *
                                                         -------

      Total...........................................         *
                                                         =======
- ----------------
* All fees and expenses other than SEC Registration Fee are estimated. To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

Article Fourteenth of the Restated Certificate of Incorporation of the Registrant eliminates personal liability of directors to the fullest extent permitted by Delaware Law. Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or pro-ceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corpora-tion, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been a judged to be liable for negligence or misconduct in the per-formance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The Declaration of each Southern Union Trust provides that no Southern Union Trustee, affiliate of any Southern Union Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Southern Union Trustee, or any employee or agent of such Southern Union Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Southern Union Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.
The Declaration of each Southern Union Trust also provides that to the fullest extent permitted by applicable law, the Registrant shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemni-fied Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Declaration of each Southern Union Trust further provides that, to the fullest extent per-mitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an under-taking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

The directors and officers of the Registrant and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant or the Southern Union Trusts.

Item 16.  Exhibits.

See "Index to Exhibits."

Item 17.  Undertaking.

The Registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registra-tion Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrant pursuant to the foregoing provisions (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by con-trolling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in para-graphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Southern Union pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of Austin, State of Texas, on August   , 1996.
                                     --


                           SOUTHERN UNION COMPANY


                           By    RONALD J. ENDRES
                              -----------------------
                                 Ronald J. Endres
                                 Executive Vice President and
                                 Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons
in the capacities indicated on August   , 1996.
                                      --

        Signature/Name                    Title
        --------------                    -----

GEORGE L. LINDEMANN*             Chairman of the Board, Chief
                                 Executive Officer and Director

JOHN E. BRENNAN*                 Director, Vice Chairman of the
                                 Board

FRANK W. DENIUS*                 Director

AARON I. FLEISCHMAN*             Director

PETER H. KELLEY*                 Director

ADAM M. LINDEMANN*               Director

ROGER J. PEARSON*                Director

GEORGE ROUNTREE, III*            Director

DAN K. WASSONG*                  Director

KURT A. GITTER, M.D.*            Director

RONALD J. ENDRES                 Executive Vice President and
- ----------------
Ronald J. Endres                 Chief Financial Officer

DAVID J. KVAPIL                  Vice President and Controller
- ---------------
David J. Kvapil                  (Principal Accounting Officer)


*By  RONALD J. ENDRES
    -------------------
     Ronald J. Endres
     Attorney-in-fact

                          EXHIBIT INDEX



Exhibit
Number                          Description
- -------   -------------------------------------------------------

 3(a)     Restated Certificate of Incorporation of Southern Union
          Company.  (Filed as Exhibit 3(a) to Southern Union's
          Transition Report on Form 10-K for the year ended
          June 30, 1994.)

 3(b)     Southern Union Company Bylaws, as amended.  (Filed as
          Exhibit 3(b) to Southern Union's Transition Report on
          Form 10-K for the year ended June 30, 1994.)

  5 Opinion of Fleischman and Walsh, L.L.P. regarding the validity of the Securities (including consent).

 23(a)    Consent of Coopers & Lybrand L.L.P.

 23(b)    Consent of Fleischman and Walsh, L.L.P. (included in
          Exhibit 5 hereto.)

  24      Power of Attorney